EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2013 Financial Results

Coeur d’Alene, Idaho – August 14, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its third fiscal quarter ended June 30, 2013.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Loss from continuing operations	$(594)	$(1,765)	$(2,448)	$(4,532)
Income from discontinued operations	-	-	-	2,122
Consolidated net loss	(594)	(1,765)	(2,448)	(2,410)
Consolidated net loss per share, basic and diluted	(0.01)	(0.03)	(0.04)	(0.04)
Mineral exploration expenses	333	1,155	1,480	2,664
Working capital	520	4,671	520	4,671

Timberline reported a consolidated net loss of $0.59 million for the quarter ended June 30, 2013, including exploration expenditures of $0.33 million.  The Company’s exploration expenditures during the quarter were related primarily to ongoing metallurgical, engineering, water monitoring and environmental studies at the Lookout Mountain Project on the Company’s South Eureka Property in Nevada.

As previously announced, in November 2011 Timberline closed the sale of its subsidiary, Timberline Drilling (“TDI”).  The results of TDI are reported in the Company’s financial statements under discontinued operations.  The Company’s consolidated results include income from discontinued operations of $2.12 million for the nine months ended June 30, 2012.  The income from discontinued operations for the nine months ended June 31, 2012 includes a gain on the sale of TDI of $1.64 million.

Timberline’s President and CEO, Paul Dircksen, said, “At Butte Highlands, where our joint venture partner is funding the project development, we have received our final water discharge permit, and we continue to make progress toward obtaining the remaining permits before year end.  At Lookout Mountain, we continue to monitor critical environmental baseline data, but we have implemented significant corporate cost reduction measures in both exploration and overhead expenditures that are reflected in these consolidated financial results.”

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

2 | TIMBERLINE RESOURCES